EXHIBIT 99.3

Joint Filing Agreement

This will confirm the agreement by and among the undersigned that the Statement on Schedule 13D (the “Statement”) filed on or about this date with respect to the beneficial ownership by the undersigned of shares of common stock, par value $0.01 per share, of OP-TECH Environmental Services, Inc., a Delaware corporation, is being filed on behalf of the undersigned.

Each of the undersigned hereby acknowledges that pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, that each person on whose behalf the Statement is filed is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; and that such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in one or more counterparts by each of the undersigned, and each of which, taken together, shall constitute one and the same instrument.

Date: June 28, 2013

JFL GP INVESTORS III, LLC

	By:	/s/ C. Alexander Harman
		Name:	C. Alexander Harman
		Title:	Managing Member

JFL-AIV INVESTORS III-JA, L.P.
By: JFL GP Investors III, LLC, its General Partner

	By:	/s/ C. Alexander Harman
		Name:	C. Alexander Harman
		Title:	Managing Member

JFL-NRC INT. (JA) HOLDINGS, LLC

	By:	/s/ C. Alexander Harman
		Name:	C. Alexander Harman
		Title:	President and Chief Executive Officer

JFL-NRC (JA) HOLDINGS, LLC

By:	/s/ C. Alexander Harman
	Name:	C. Alexander Harman
	Title:	President and Chief Executive Officer

JFL-NRC PARTNERS, LLC

By:	/s/ C. Alexander Harman
	Name:	C. Alexander Harman
	Title:	President and Chief Executive Officer

JFL-NRC HOLDINGS, LLC

By:	/s/ Steven Candito
	Name:	Steven Candito
	Title:	President, CEO and Treasurer

NRC US HOLDING COMPANY, LLC

By:	/s/ Steven Candito
	Name:	Steven Candito
	Title:	President, CEO and Treasurer

NRC MERGER SUB, INC.

By:	/s/ C. Alexander Harman
	Name:	C. Alexander Harman
	Title:	President